Exhibit 10.68

Party A: Law Insurance Broker Co., Ltd.

Party B: CTBC life Insurance Co., Ltd.

Both parties agreed the terms and conditions set forth in this Contract (the “Contract”) as follows:

Article 1 Definition

This contract, unless otherwise defined, the definition of the following terms is:

1.	Confidential Information: Business, technology, finance, operation, management, marketing, recruiting, economic, insurance product plan and other material, regardless of the storage system in written, oral or other form or medium and been marked as confidential by disclosing party or protected by reasonable protection way.

2.	Insurance Product: Any insurance products approved by the competent authority in sales of merchandise from Party B notices Party A in the written consent of the insurance product. Party B plans to cancel a particular Insurance Product or modify its contents, Party B shall notify Party A in fifteen before, unless the authorities policy or not attributable to the Party's cause can not be the subject of notification.

Article 2 Approval and Scope of Service

The scope of cooperation which is authorized by Party A are as fellows:

1.	Approval

(1)	The Insurance Products provided by Party B should be approved by the competent authority in sales of merchandise.

(2)	Party A should retain effective license and approval for this Contract.

2.	Scope of Service

(1)	Party B has the right, within a limited period of this Contract, to visit Party A for the actual operation of the services provided by the management.

(2)	Party A shall cooperate with Party B with the checks based on business requirements of government agencies and financial inspection and supervision unit of the PRC, and provide detailed information to the Party B. Same as reversed.

1

Article 3 Obligations Of The Parties

1.	Party A should work in accordance with the relevant provisions of the insurance, underwriting rules and the agreed way of marketing to sell the Insurance Product. Party A, without the prior written consent, shall not alter or modify the terms of the insurance contracts or other Contracts. Any insurance contract solicited by Party A, Party has the right to decide, Party A has no right to give any commitment to proposer agent or insurer. In addition to legally for sale or termination of this contract, Party B shall not refuse any policies sold by Party A.

2.	Party A though is not parties to the insurance contract, but any right between the beneficiary and obligations or dispute between Party B, the proposer, and the insured, shall first notify the Party A, then Party B shall deal with the client. If Party A considers to participate or Party B thinks it is necessary to have Party A to participate, Party shall endeavor to assist.

3.	Received by the Cooperative Extension, to attract customers want to fill out the warranty book and other relevant documents shall be aggregated by Party A and, after the signing, forward to Party B.

4.	Except otherwise agreed, under this contract, if the solicitation of business is invalid, cancellation, termination, policy stopped efficiency, or the sum insured change or other reasons, not caused by Party B shall return the premiums to policyholders , Party A shall refund the actual premiums the amount, according to the ratio of return in respect of insurance contracts has led the commission and other remuneration, and B is derived from payments to be deducted from the payment.

5.	Party shall guarantee during the operation period:

(1)	Its owned sales persons have qualification to sell life insurance and obey Regulations Governing the Supervision of Insurance Solicitors, Regulations Governing Business Solicitation, Policy Underwriting and Claim Adjusting of Insurance Enterprises and other regulations and any rule regarding the insurance business between Parties.

(2)	Operations related to the subject of goodwill was prejudicial and B's, and shall not pay any money, property or other interests to Party B’s personnel.

(3)	Not to discount premiums or other inappropriate incentives to sell Insurance Product.

(4)	Not to damage the rights of the policyholders.

(5)	Obey the insurance law, Regulations Governing Insurance Brokers, Regulations Governing the Supervision of Insurance Solicitors, Fair Trade Act, Consumer Protection Act, Regulations Governing Business Solicitation, Policy Underwriting and Claim Adjusting of Insurance Enterprises, Money Laundering Control Act, Financial Consumer Protection Act, Personal Information Protection Act and other law and regulations.

2

6.	Party A agree that promised amount of responsibility for each contract year, beginning with its annual life insurance premium income by total real income of not less than NT $ 200 million, and continues to not less than 65%. Party B has the right to terminate this Contract if fail to achieve either conditions.

7.	Party B shall guarantee during the period of cooperation:

(1)	Compliance with insurance supervisory agencies for the financial capability and its ability to perform the requirements

(2)	Monthly remuneration in accordance with Article 9

(3)	Not cause any loss of goodwill and policyholders' interests or party B and not pay the money improperly to Party A’s personnel, finance eligible for other benefits.

(4)	When the dispute happens between the Party B and the policyholders, Party B should notify Party A, Party B shall not take the initiative to contact any officer of Party A or policyholders. If Party A does not respond within three working days, not provide the assistance, Party B should be continuous follow-up matters relating to policy holders in order to protect the interests of policyholders.

(5)	The business of providing dedicated window, responsible for co-operation deal with the business, informing, consulting services and etc.

(6)	Notify the proposer overdue premiums are not paid premium pay. Notify the proposer to renew the policy and copy Party A.

(7)	In the event that Party B has to revised the operation requirements, Party B should advance written notice to the Party A, a period of not less than 20. Party A, after the receipt of the notification, has concern about the modifying, and should send a written notice to Party B. Both parties shall uphold the utmost good faith and reciprocity to reach the Contract. Party B amended the existing rights of the insurance contract, such as when the contact set of the adverse Party, A the other insurance contract shall not take effect. This provision shall remain valid after this contract is terminated, except the law or the authority orders to amend.

3

Article 4 Propaganda and Administrative Support

1.	Except otherwise agreed, the obligations of Party B is:

(1)	Provide as the article 5 as appropriate training to Party A’s alleged participation in the actual commodity specific insurance solicitation, introduction, personnel services and related costs burden.

(2)	Party B shall prepare and provide propaganda and required document and required cost.

(3)	Any fees or cost related to Party A’s direct sale of the Insurance Product shall be paid by Party B in the condition that Party B agrees in advance in writing.

2.	Party A may prepare additional material and tools supporting business operation at its cost. Party A shall gain prior written consent from Party B when using Party B’s trademark.

3.	The propaganda and marketing tools and service, shall:

(1)	Obey Trademark Act, Consumer Protection Act, Financial Consumer Protection Act, Fair Trade Act, Personal Information Protection Act and other regulations.

4.	Both parties agree to pass the information to the other party or any third party designated by either party when proceed the insurance contract, management, service except those are forbidden by the law. This provision shall remain valid after this contract is terminated.

Article 5 Training

Party B agrees to provide the following training to Party’s personnel who actually do the insurance business, the schedule, content shall be negotiated by both Parties.

1.	Comply with the provisions of the competent authority to acquire the qualifications requisite standard.

2.	Assist Party B’s personnel with recruiting, introduce standards of service and management specific Insurance Products.

Article 6 Service

1.	Both Parties shall work together to set service standards for the development of co-operation of the business and customer service.

2.	The following specific matters related insurance products, only Party B has the right to deal with, Party A shall require its employees shall not deal with.

(1)	Underwriting, risk and valuation rates

4

(2)	For indication of insurance coverage, valuation or amendment

(3)	Assessment

(4)	In accordance with the terms and conditions of insurance, handling matters concerning the assessment of claims, investigation and resolve.

3.	Party A may, at any time, provided the following recommendations to the Party B, but Party B has the right to decide to accept or not:

(1)	Modify specific insurance products to gain market competitiveness

(2)	Modify the new insurance merchandise to meet customer needs

4.	Either Party or its employees received any notice of the competent authority or a specific commodity-related insurance, shall notify the other party.

Article 7 Accounting, Recording and Database

1.	The two sides should keep proper books about business, the records and accounts data, and in the front end of each month in accordance with the format agreed by providing information on the previous month's accounts.

2.	The two sides should bear its own costs incurred in the previous data transferring.

Article 8 Customer Data

1.	Party A consistent set by the customer's insurance contract for customers Party, the Party and its affiliated persons or persons, except to fulfill the insurance contract, Party B shall not use or disclose any information.

2.	When a breach of this Contract by Party B, it should bear the liability for damages.

3.	Customer set forth in first paragraph is a customer of Party B before the insurance contract for Party B will not be the subject of this provision.

4.	This provision shall remain valid after this contract is terminated.

Article 9 Remuneration

1.	Party B agrees to pay the monthly payment and pay the prescribed manner in accordance with the Party A, the calculation of the specific insurance commodity remuneration will be provided by written notice to Party A. After the receipt of the notice, Party A does not indicate the dissidents, as deemed as agreed.

2.	The payment regarding the insurance policies made by Party A, Party B shall not cut it afterwards.

5

3.	This provision shall remain valid after this contract is terminated. However, in accordance with Article 11, Party B agreed to terminate the Contract, Party B shall have to deal with on their own after-sales service and since the termination of the insurance contract from the day following the stop payment order annual service commission.

Article 10 Effect

This Contract will be effective after it has been agreed and signed and expire at the end of December 31 each year. If either party fails to send written notice before the expiry of the 30 days to the other party, then this contract is automatically renewed thereafter likewise.

Article 11 Termination

1.	Both Parties can agree to terminate this Contract.

2.	Either party may terminate this Contract, at any time, if the other party breaches any material term of this Contract and fails to cure that breach within reasonable period after notice thereof from the non-breaching party.

3.	If either Party is likely to be foreclosed from check clearing services, liquidated or to be adjudicated bankrupt, the other Party shall have the right to terminate this Contract.

4.	Party B has the right to terminate this Contract if the Party A fails to achieve the target set forth in Article 3.6. If such fails due to force majeure, Party A shall assist Party B according to actual circumstance.

5.	After the termination of this contract, Party B should still carry on insurance contract made by Party A in this contract until all insurance contract terminated.

6.	The expiration or termination of this Contract shall not prejudice any rights and obligations incurred under this Contract prior to the expiration or termination.

Article 12 Obligation

1.	Both parties shall fulfill its obligations under this contract.

2.	Because the other party can be attributed to the responsibility of the other party caused by the losses, expenses, damages should bear responsibility.

Article 13 Confidentiality

1.	Both parties have the following obligations for the information received from the other Party:

(1)	For the other party's confidential information, shall be confidential for five years, in addition to laws and regulations should be permanent secrecy.

6

(2)	The Receiving Party shall neither disclose to any third party any Confidential Information of the Disclosing Party in any manner including written or oral.

(3)	The Receiving Party shall not use the Confidential Information except for this Contract.

(4)	The Receiving Party shall use at least the degree of care, to avoid disclosure of such Confidential Information as it uses with respect to its own proprietary information of like importance, but no less than the same degree of care generally used by others in the industry to protect their own proprietary information.

(5)	To obey all current laws and regulations regarding the information protection and confidentiality and notify the other party if any violation or is like violation of regulations and this Contract.

2.	Notwithstanding any other provisions of this Contract, this Contract imposes no obligation and restrictions upon the Receiving Party with respect to Confidential Information received hereunder which:

(1)	is, or becomes, part of the public domain without breach of this Contract by the Receiving Party

(2)	at the time of receipt, was otherwise known to the Receiving Party

(3)	becomes known or available to the Receiving Party from a source other than the Disclosing Party and without breach of this Contract by the Receiving Party

(4)	according to the provision Article 7.3

3.	If it is required to be disclosed by the Receiving Party by applicable law or court orders; in such case the Receiving Party shall give prompt notice to the Disclosing Party upon receipt of such request.

4.	No right or license, express or implied, under any patent, copyright, trade secret, or other intellectual property right of the Disclosing Party is granted, implied or created under this Contract.

Article 14 Non-Transfer

1.	Either Party may not assign or transfer this Contract, in whole or in part, by operation of law or otherwise, without the other Party’s express prior consent.

2.	When either the sale or transfer of its assets or merge with another company, this Party shall notify the other party, and the responsibility of the contract by the transferee will broadly accept unconditionally. The other Party shall have the right to terminate this Contract and ask to return all confidential information or destroy.

7

3.	In the event that Party B sell part or all insurance contracts made by Party A, the rights or benefits of Party A and its clients shall not be damaged.

Article 15 Fees

Either shall bear its own any related fees about for negotiating, preparing and executing this Contract.

Article 16 Independent Contractor

The parties are independent contractors and this Contract will not establish any relationship of partnership, joint venture, employment, franchise or agency between the parties. Neither party will have the power to bind the other party or to incur any obligations on its behalf, without the other party’s prior written consent.

Article 17 Notice

1.	Any notice or requirements under this Contract will be deemed given having been sent by writing to the physical address and contact window provided in this Contract. If any changes of such address of either party, such party shall notify the other party in writing; if not, any notice shall be sent to the address in this Contract.

2.	Notification referred to in the preceding paragraph, or other information, after notice, after the period post deemed delivered.

Article 18 General Provisions

1.	This Contract, including all appendices and attachments hereto, constitutes the complete and exclusive understanding and Contract between the parties regarding its subject matter and supersedes all prior or contemporaneous Contracts or understandings, whether written or oral, relating to its subject matter.

2.	Any waiver, modification, addendum or amendment of any provision of this Contract will be effective only if in writing and signed by duly authorized representatives of each party.

3.	If for any reason a court of competent jurisdiction finds any provision of this Contract invalid or unenforceable, that provision of the Contract will be enforced to the maximum extent permissible and the other provisions of this Contract will remain in full force and effect.

8

4.	Regarding section 18.3, both parties agree to sign an amendment to keep this Contract effective if it is necessary or both reach the Contract.

5.	The failure by either party to enforce any provision of this Contract will not constitute a waiver of future enforcement of that or any other provision.

6.	Either Party shall not disclose this Contract without prior written consent from the other Party unless it’s required by the laws.

7.	Any matters not covered in this Contract which shall be handled in accordance with relevant laws and regulations.

Article 19 Jurisdiction

This Contract will be governed by and construed in accordance with the laws of Republic of China. The parties irrevocably agree that all disputes arising in any way out of this Contract which may be resolved by lawsuit will be submitted to District Court of Taipei, Taiwan as the first instance court.

Article 20 Copies

This Contract will be executed in two copies; one for each party.

March 1st, 2012

9